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                                                                    EXHIBIT 10.3



                                        February 10, 1998



Mr. Charles J. O'Brien, Jr.
1040 Royal Pass
Tampa, Florida  33602



Dear Sir:

     This letter will supplement and amend the employment agreement dated February 10, 1998 between you and Montgomery Tank Lines, Inc. (the "Employment Agreement").

     1. Section 1 of the Employment Agreement is supplemented by adding the following sentence: "During the Employment Period (as defined below) and until such time as the Company shall be a Public Corporation (as defined in the Shareholders' Agreement), if so requested by the Executive, the Company shall take such action necessary to cause the continued appointment of the Executive as a director to the Board (as defined below)."

     2. Section 4(d) of the Employment Agreement is amended by deleting the number "26,351" in the third line thereof and inserting in its place the following: "25,500".

     To evidence your agreement with the foregoing, please execute in the space provided below and return said executed counterpart to us whereupon the Employment Agreement shall be supplemented and amended as provided above and this letter shall be a binding agreement between us effective as of the date of this letter.


                                        Very truly yours,

                                        MONTGOMERY TANK LINES, INC.


                                        By: /s/ Richard Brandewie
                                            ------------------------------
                                            Richard Brandewie
                                            Senior Vice President

AGREED AND ACCEPTED:

EXECUTIVE


By: /s/ Charles J. O'Brien, Jr.
    -------------------------------
    Charles J. O'Brien, Jr.